UNCONDITIONAL CONTINUING GUARANTY

                                (LOAN AGREEMENT)

         THIS UNCONDITIONAL CONTINUING GUARANTY (this "GUARANTY") is made and entered into as of September 4, 1996, by and between Siemens Stromberg-Carlson ("LENDER"), whose principal place of business is located at 900 Broken Sound Parkway, Boca Raton, Florida 33487 and GST USA, Inc. ("GUARANTOR"), whose address is 4317 Northeast Thurston Way, Vancouver, Washington 98662.

         1. GUARANTY. In order to induce Lender, and in consideration thereof, to enter into that certain Loan and Security Agreement dated as of the date hereof (the "AGREEMENT"), with GST Switchco, Inc. ("BORROWER") and, subject to
Section 2 below, Guarantor unconditionally, absolutely and irrevocably guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all obligations of Borrower now or hereafter existing to Lender under the Agreement and the Note (collectively, "OBLIGATIONS"), including, but not limited to, the repayment to Lender of all sums presently due and owing, and all sums that in the future become due and owing, from Borrower to Lender arising under the Agreement. All capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Agreement.

         2. LIMITATION ON GUARANTOR'S LIABILITY. Guarantor's liability under this Guaranty shall be limited to the sum of (a) the lesser of (i) fifty-five percent (55%) of the principal and interest outstanding under Loans, other than Loans used by Borrower to finance the acquisition Cable or (ii) Forty-Five Million Dollars ($45,000,000), and (b) one hundred percent (100%) of the outstanding principal and interest under Loans used to finance the acquisition of Cable and all reasonable attorneys' fees and costs incurred by Lender in the enforcement of the Agreement or this Guaranty.

         3. OBLIGATIONS. The Obligations include any and all loans, advances, indebtedness and other obligations owed by Borrower to Lender under the Agreement of every description, whether now existing or hereafter arising, whether direct or indirect, fixed or contingent or liquidated or unliquidated.

         4. ATTORNEY'S FEES. If Lender incurs attorney's fees relating to the enforcement of this Guaranty, Guarantor agrees to pay Lender such reasonable attorney's fees plus all reasonable costs and expenses relating thereto. Guarantor agrees to pay Lender's reasonable attorney's fees relating to any action, suit, counterclaim, post-judgment motions, bankruptcy litigation, appeal, arbitration or mediation relating to the enforcement of this Guaranty.

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         5. WAIVERS.

            5.1. SCOPE OF RISK DEFENSES. Lender may at any time and from time to time, without notice or the consent of Guarantor, and without affecting or impairing the liability of Guarantor hereunder, do any of the following: (i) renew, modify, or extend (including extensions beyond the original term) any Obligations of Borrower, of its customers, of any co-guarantors (whether hereunder or under a separate instrument) or of any other party at any time directly or contingently liable for the payment of any said Obligations; (ii) accept partial payments of said Obligations; (iii) settle, discharge, release (by operation of law or otherwise), compound, compromise, collect or liquidate any of said Obligations and the security therefor in any manner; (iv) consent to the transfer or sale of security, or (v) bid and purchase at any sale of any security; or (vi) change the terms of the Obligations, including increases or decreases in payments or any interest rate adjustments.

            5.2. PRIMARY OBLIGATION DEFENSES. Guarantor waives any rights to require Lender to (i) proceed against Borrower or any other guarantor or party;
(ii) proceed against or exhaust any security held from Borrower or any other guarantor; or (iii) pursue any other remedy in Lender's power whatsoever. Guarantor waives any defense based on or arising out of any defense of Borrower in respect of the Obligations, whether such defense arises by operation of law, bankruptcy of Borrower or otherwise, including without limitation, any defense based on or arising out of any disability of Borrower or the unenforceability of the Obligations from any cause. Guarantor waives any defense based on any applicable statute of limitations or statute of frauds.

            5.3. COMMERCIALLY REASONABLE SALE AND ANTI-DEFICIENCY LAWS. Lender may, at Lender's election, foreclose on any security held by Lender by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, or exercise any other right or remedy Lender may have against Borrower, or any security, without affecting or impairing in any way the liability of Guarantor except to the extent the Obligations have been paid. Guarantor waives any defense arising out of any such election by Lender, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of Lender against Borrower or any security. In the absence of agreeing to the waivers contained in this
Section 5.3, Guarantor may have the right of subrogation or reimbursement against Borrower. For example, if Lender elects to foreclose, by nonjudicial sale, any deeds of trust securing any indebtedness of Borrower to Lender, causing Guarantor to lose any such rights or create defenses to enforcement of this Guaranty, Guarantor gives up any such potential defenses by agreeing to the waivers contained in this Section 5.3. Guarantor also expressly waives any defense or benefit that may be derived from any "one form of action" rule or anti-deficiency statute and all suretyship defenses it would otherwise have under the laws of any state.

            5.4. DISCLOSURE DEFENSES. Guarantor expressly waives all set-offs and counterclaims and waives all notices, protests and demands including, without limitation,


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notice  of  default  in the  payment  of rents or in the  performance  or in the observance of any of the terms, provisions, covenants or conditions contained in any agreement between Lender and Borrower.

            5.5. IMPAIRMENT OF COLLATERAL DEFENSE. Guarantor expressly agrees that the validity of this Guaranty and the obligations of Guarantor shall not be terminated, affected or impaired by reason of the waiving, delaying, exercising or non-exercising of any of Lender's rights against Borrower pursuant to the Agreement or against Guarantor by reason of this Guaranty or as a result of the substitution, release, repossession, sale, disposition or destruction of any collateral or of the items leased or to be leased to Borrower. Guarantor shall not be released or discharged, either in whole or in part, by Lender's failure or delay (a) to perfect or continue the perfection of any security interest in any property which secures the Obligations of Borrower to Lender or (b) to protect the property covered by such security interest.

            5.6. GUARANTOR'S RIGHT TO REVOKE. Guarantor expressly waives the right to revoke or terminate this Guaranty, including any statutory right of revocation under the laws of any state.

         6. FINANCIAL CONDITION OF BORROWER. Guarantor (a) assumes all responsibility for being and keeping informed of Borrower's financial condition and assets and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks which Guarantor assumes and incurs hereunder and (b) agrees that Lender shall have no duty to advise Guarantor of information known to it regarding such circumstances or risks.

         7. SUBROGATION. If an Event of Default has occurred and is continuing under the Agreement, Guarantor shall not exercise any rights which it may acquire by way of subrogation under this Guaranty, by any payment made hereunder or otherwise, until all of the Obligations shall have been paid in full and the obligation of Lender under the Agreement to make Loans shall have expired or been terminated. If an Event of Default has occurred and is continuing, any amount that is paid to Guarantor on account of such subrogation rights at any time prior to the later of the payment in full of the Obligations or the expiration or termination of the obligation of Lender under the Agreement to make Loans, shall be held in trust for the benefit of Lender and paid forthwith to Lender to either, in Lender's sole discretion, (x) be credited and applied upon the Obligations, whether matured or unmatured, in accordance with the terms of the Agreement or (y) be held by Lender as collateral security for any Obligations thereafter existing. If (i) Guarantor makes payment to Lender of all or any part of the Obligations, (ii) all the Obligations are paid in full and
(iii) the obligation of Lender under the Agreement to make Loans has expired or terminated, Lender will, at Guarantor's request, execute and deliver to Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to Guarantor of an interest in the Obligations resulting from such payment by Guarantor.

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         8.  RECOVERY OF  PREFERENCES.  If a claim of a preference  payment or a claim of fraudulent transfer is made upon Lender at any time for repayment or recovery of any amount(s) or other value received by Lender, from any source, in payment of or on account of any of the Obligations guaranteed hereunder and Lessor repays or otherwise becomes liable for all or any part of such claim by reason of (i) any judgment, decree or order of any court or administrative body having competent jurisdiction or (ii) any settlement or compromise of any such claim, Guarantor shall remain liable to Lender hereunder for the amount so repaid or for which Lender is otherwise liable to the same extent as if such amount(s) had never been received by Lender, notwithstanding any termination hereof.

         9. REPRESENTATIONS AND WARRANTIES. Guarantor represents and warrants to Lender as of the Effective Date that:

            9.1. It is a corporation duly organized, validly existing and in good standing under the laws of the country, state or province of its incorporation;

            9.2. It is duly qualified to do business and is in good standing in each jurisdiction where the failure to qualify would have a material adverse effect on the business, condition (financial or otherwise) or operations of Guarantor (a "MATERIAL ADVERSE EFFECT");

            9.3. It has the requisite power and authority to own its properties, to carry on its business as now conducted or as presently contemplated and to own, operate and maintain such properties;

            9.4. It has the power to execute, deliver and perform this Guaranty;

            9.5. The execution, delivery and performance of this Guaranty:

                 9.5.1. has been duly authorized by Guarantor's Board of Directors and, if necessary, Guarantor's shareholders;

                 9.5.2. do not violate (a) any provision of law or any rules or regulations applicable to Guarantor or its business, (b) Guarantor's Articles of Incorporation or Bylaws, (c) any applicable order of any court or any governmental authority or (d) any indenture, agreement for borrowed money, bond, note or other similar instrument or any other agreement to which Guarantor is a party or by which Guarantor or any of Guarantor's property is bound, where such violation would have a Material Adverse Effect;

                 9.5.3. do not conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any indenture, agreement for borrowed money, bond, note or similar instrument or material agreement to which Guarantor is a party or by which Guarantor or any of Guarantor's property is bound in a manner which would have a Material Adverse Effect;

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                 9.5.4.  do not result in the creation or imposition of any Lien of any nature whatsoever upon any property or assets of Guarantor, which Lien would have a Material Adverse Effect;

                 9.5.5. constitutes a legal, valid and binding obligation of Guarantor enforceable against Guarantor in accordance with its respective terms, subject, as to enforcement, to applicable or bankruptcy, reorganization, insolvency and similar laws affecting creditors' rights generally and to moratorium laws from time to time in effect; and

                 9.5.6.   do  not  as  of  the  execution   hereof  require  any
governmental consent, filing, registration or approval where the failure to receive such requirement would have a Material Adverse Effect;

            9.6. Guarantor has furnished to Lender a Balance Sheet of Guarantor, dated as of March 31, 1996 (the "BALANCE SHEET"), attached hereto as EXHIBIT A. As of the Effective Date, (a) the Balance Sheet fairly represents such company's assets, liabilities and financial condition as of such date according to GAAP;
(b) there are no material representations or omissions from the Balance Sheet or any other facts or circumstances not reflected in the Balance Sheet which are or may be material; and (c) there has been no material adverse change in the condition (financial or otherwise), operations or properties of such company since the date of the Balance Sheet.

            9.7. There are no actions, suits at law or in equity or by or before any governmental instrumentality or other agency now pending, or to the knowledge of Guarantor, threatened against Guarantor or affecting any property or rights of Guarantor as to which there is a reasonable possibility of an adverse determination which, if adversely determined, would in individually or in the aggregate materially impair the right of Guarantor to carry on its business or would have any Material Adverse Effect;

            9.8. Guarantor has filed or caused to be filed all federal, state and local tax returns which are required to be filed as paid or caused to be paid all taxes as shown on such returns or on any assessment received by it to the extent that such taxes have become due, except such taxes, the amount, applicability or validity of which are being contested in good faith by appropriate proceedings with respect to which the Guarantor shall have set aside on its books adequate reserves which respect to such taxes and required by GAAP, where the failure to file such returns or pay such taxes would have a Material Adverse Effect;

            9.9. Guarantor is not in default, which default would have a Material Adverse Effect: (a) with respect to any judgment, writ, injunction, decree, rule or regulation of any governmental instrumentality or other agency, or (b) in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any material agreement or instrument to which Guarantor is a party or by which its assets are bound;

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            9.10.  Guarantor has obtained any and all licenses,  authorizations, certificates, and approvals of any federal, state or local governmental agency, authority or instrumentality having jurisdiction over Guarantor required for Guarantor to conduct its business as now conducted, where the lack thereof would have a Material Adverse Effect;

            9.11. Guarantor's operations comply in all material respects with all applicable federal, state or local laws and regulations where the failure to so comply would have a Material Adverse Effect. To the knowledge of Guarantor, none of the properties owned, leased, used or operated by Guarantor or the operation of business of Guarantor is subject to any judicial or administrative proceeding alleging the violation of any federal, state or local laws, or regulations or ordinances, including, without limitation, any communications, utilities, environmental, health or safety statute, regulation or order, which violation would have a Material Adverse Effect;

            9.12. To the knowledge of Guarantor, none of the operations or business of Guarantor is the subject of any federal or state investigation evaluating whether any material Remedial Action is needed to respond to a Release of any Contaminant into the indoor or outdoor environment. Guarantor has not filed any notice under any federal or state law indicating past or present treatment, storage or disposal of a hazardous waste or reporting a Release of any Contaminate into the indoor or outdoor environment. There is no contingent liability of Guarantor of which Guarantor has knowledge or reasonably should have knowledge in connection with any Release of any Contaminant into the indoor or outdoor environment which would have a Material Adverse Effect;

            9.13. Guarantor and its ERISA Affiliates (i) have fulfilled their obligations under any applicable the minimum funding standards of ERISA with respect to each employment benefit plan subject to ERISA, are in compliance in all material respects with the applicable provisions of ERISA and have not incurred any liability to the PBGC or any such plan under Title IV of ERISA; and
(ii) no "prohibitive transaction" or "reportable event", as such terms are defined in ERISA, has occurred with respect to any such plan, where the failure to comply with the foregoing would have a Material Adverse Effect;

            9.14. Guarantor is not an "investment company" as that term is defined in, and is not otherwise subject to regulation under, the Investment Company Act of 1940. Guarantor is not a "holding company" as that term is defined in, and is not otherwise subject to regulation under, the "Public Utility Holding Company Act of 1935;" and

            9.15. Guarantor is not engaged principally, or as one of its important activities in the business of extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Regulation G of the Board of Governors of the Federal Reserve Network of the Unites States) and no part of the proceeds of the Loans will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock or for the purpose that violates, or is inconsistent with, the provisions of Regulation G, T, U or X of the Board of Governors.

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         10. AFFIRMATIVE  COVENANTS.  Guarantor covenants and agrees with Lender that so long as the Agreement and this Guaranty shall remain in effect or any Obligations to Lender hereunder or under any of the other Loan Documents are unpaid:

             10.1.   Guarantor   shall   preserve  and  maintain  its  corporate
existence, rights, franchises and privileges in the jurisdiction of its organization, and qualify and remain qualified as a foreign corporation in all jurisdictions in which such qualification is necessary in view of its business operations and property.

             10.2. Guarantor shall comply in all material respects with all laws and regulations applicable to it and shall obtain and maintain all governmental consents, filings, registrations and approvals where the failure to do so would have a Material Adverse Effect.

             10.3. Guarantor shall at all times maintain in good repair, working order and condition, excepting ordinary wear and tear and obsolescence, all of its properties material to its operations and make all appropriate repairs, replacements and renewals thereof, in each case consistent with sound business practice where the failure to do so would have a Material Adverse Effect.

             10.4. Guarantor shall: (a) maintain in full force and effect on such of its properties, including real property and personal property, insurance against such risks and in such amounts as is customarily maintained by similar businesses of similar size and (b) maintain in full force and effect public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by Guarantor in such amounts as is customarily maintained by similar business of similar size.

             10.5. Guarantor shall pay and discharge promptly all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property before the same shall become in default, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might become a Lien upon such properties or any part thereof; PROVIDED, HOWEVER, that Guarantor shall not be required to pay and discharge or to cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as (i) the validity or amount thereof shall be contested in good faith by appropriate proceedings diligently pursued and Guarantor shall set aside on its books such reserves as are required by GAAP with respect to any such tax, assessment, charge, levy or claim so contested and
(ii) Guarantor's failure to do so would not have a Material Adverse Effect.

             10.6. Guarantor shall furnish to Lender:

                   10.6.1. within five (5) days after any periodic filings with the U.S. Securities and Exchange Commission by GST Telecommunications, Inc. ("GST") with respect to the end of each Fiscal Year, copies of such filing;

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                   10.6.2. within five (5) days after any corresponding periodic filings with the U.S. Securities and Exchange Commission by GST with respect to the end of each Fiscal Year, an annual unaudited balance sheet and income statement for Guarantor for such fiscal year, which balance sheet and income statement shall fairly represent Guarantor's assets, liabilities and financial condition as of such date according to GAAP and shall indicate the equity contributions made by Guarantor's shareholders as of such date according to GAAP and shall contain no misrepresentations or omissions of any other facts or circumstances which are material;

                   10.6.3. within five (5) days after any corresponding periodic filing with the Securities and Exchange Commission by GST with respect to each of the first three financial quarters of each Fiscal Year, an unaudited balance sheet and income statement for Guarantor as of the end of each such quarter and for the then elapsed portion of such Fiscal Year, which balance sheet and income statement shall fairly represent Guarantor's assets, liabilities and financial condition as of such date according to GAAP and shall indicate the equity contributions made by Guarantor's shareholders and shall contain no misrepresentations or omissions of any other facts or circumstances as of such date according to GAAP which are material;

                   10.6.4. Concurrently with the financial materials provided pursuant to Section 10.6.2 and Section 10.6.3 above, (i) a certificate of Guarantor to the effect that such materials present fairly the financial position and results of operations of Guarantor, subject to normal year-end audit adjustments and (ii) with respect to the financial materials provided pursuant to Section 10.6.3, a certificate constituting a bridge between such materials and the assets and liabilities of GST, in each case executed on its behalf by its Chief Financial Officer, Chief Accounting Officer or Treasurer ("BRIDGE CERTIFICATE"). Guarantor represents and warrants that the Bridge Certificate shall be accurate in all material respects.

                   10.6.5. Immediately upon obtaining knowledge of any condition or event which either constitutes and Event of Default or which, after notice or lapse of time or both, would constitute an Event of Default, or which constitutes a breach of any covenant herein, or which renders any representation or warranty contained herein materially false or misleading, a certificate of Guarantor, signed by an authorized officer of Guarantor, specifying in reasonable detail the nature and period of existence thereof and what corrective action Guarantor has taken or proposes to take with respect thereto;

                   10.6.6. Concurrent with providing the financial statements referred to in Section 10.6.1, a certificate of Guarantor, executed for and on its behalf by an authorized officer of Guarantor, stating that there does not exist any condition or event which either constitutes an Event of Default or which, after notice or lapse of time or both, would constitute an Event of Default or which constitutes a breach of any covenant hereunder or which renders any representation or warranty herein materially false or misleading; and

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                   10.6.7.  Promptly  from time to time such  other  information regarding the operations and condition (financial or otherwise) of Guarantor or its business as Lender may reasonably request.

             10.7. Guarantor shall give Lender prompt written notice of the following: (a) all events of defaults or any event that would become an event of default upon notice or lapse of time or both under any of the terms or provisions of any note, or of any other evidence of indebtedness or agreement or contract governing the borrowing of money, of Guarantor that would have a Material Adverse Effect; (b) any levy, attachment, execution or other process against any of the property or assets, real or personal of Guarantor that would have a Material Adverse Effect; (c) the filing or commencement of any action, suit or proceeding by or before any court or any federal, state, municipal or other governmental department, commission, instrumentality or agency which, if adversely determined against Guarantor, would materially impair either Guarantor's right to carry on its business substantially as now conducted or contemplated or result in a Material Adverse Effect; and (d) any other matter which has resulted in or which Guarantor reasonably believes will result in, a Material Adverse Effect.

             10.8. If Guarantor shall receive notice: (a) that violation of any federal, state or local environmental law regulation may have been committed or is about to be committed by Guarantor that would have a Material Adverse Effect;
(b) that any administrative or judicial complaint or order has been filed or is about to be filed against Guarantor alleging violations of any federal, state or local environmental law or regulation or requiring Guarantor to take any action in connection with any Release of any Contaminant into the outdoor or indoor environment, which violation or Release would have a Material Adverse Effect;
(c) from a federal, state or local governmental agency or private party alleging that Guarantor may be liable or responsible for costs associated with a response to or clean-up of a Release or of any Contaminant into the indoor or outdoor environment or any damages caused thereby which liability would have a Material Adverse Effect; or (d) of the enactment or promulgation of any federal, state or local environmental law or regulation; which may result in any Material Adverse Effect, then Guarantor shall provide Lender with a copy of such notice within fifteen (15) days of its receipt thereof.

         11. NEGATIVE COVENANTS

             11.1. Guarantor covenants and agrees with Lender that so long as the Agreement and this Guaranty shall remain in effect or the Obligations under the Agreement or under any of the Loan Documents shall be unpaid, without the prior written consent of Lender, Guarantor shall not: (a) consolidate or merge with any other person unless Guarantor or an affiliate is the surviving entity;
(b) sublease, transfer or otherwise dispose of all or substantially all of its assets in any transaction or series of related transactions, except for sales and subleases in the ordinary course of business, which shall include disposition of assets that are obsolete, surplus or replaced; (c) liquidate, dissolve or effect a recapitalization or reorganization in any form of transaction; or (d) become subject to any agreement or

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
instrument which by its terms would restrict Guarantor's rights or ability to perform any of its obligations to Lender pursuant to the terms of this Guaranty.

             11.2. Guarantor covenants and agrees with Lender that so long as the Agreement and this Guaranty shall remain in effect or the Obligations under the Agreement or under any of the Loan Documents shall be unpaid, without the prior written consent of Lender, Guarantor shall not and shall not permit any Affiliate of Guarantor to, create, incur, assume or suffer to exist any lien on any of Guarantor's or such Affiliate's assets unless all amounts due under the Loan Documents are directly secured equally and ratably with or prior to the obligation secured by such lien; provided, however, that the foregoing limitation shall not apply to the liens listed in (a) clause (i) through (vii) of Section 4.09 of the Senior Notes Indenture, dated as of December 19, 1995, among GST, the Guarantor and United States Trust Company of New York and (b) clauses (i) through (vii) of Section 4.10 of the Convertible Notes Indenture, dated as of December 19, 1995, among GST, Guarantor and United States Trust Company of New York.

         12. BINDING ON SUCCESSORS AND ASSIGNS. This Guaranty shall bind Guarantor's respective heirs, administrators, personal representatives, successors and assigns, and shall inure to the benefit of Lender's successors and assigns, including, without limitation, any party to whom Lender may assign the Agreement; and Guarantor hereby waives notice of any such assignment. All of Lender's rights are cumulative and not alternative.

         13. MISCELLANEOUS. This Guaranty contains the entire agreement of the parties hereto and no other oral or written agreement exists. This Guaranty may not be amended or modified except by a writing signed by Lender and Guarantor. This Guaranty is a valid and subsisting legal instrument and no provision which may be deemed unenforceable shall in any way invalidate any other provision or provisions, all of which shall remain in full force and effect. No invalidity, irregularity or unenforceability of all or any part of the Obligations nor any other circumstance which might be a legal defense of a guarantor shall affect, impair or be a defense to this Guaranty. Each of the persons who has signed this or any other Guaranty has unconditionally delivered it to Lender, and the failure to sign this or any other Guaranty by any other person shall not discharge the liability of any signer.

         14. CHOICE OF LAW AND FORUM. THIS GUARANTY SHALL IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, AND GUARANTOR AGREES TO SUBMIT TO THE JURISDICTION OF THE STATE AND/OR FEDERAL COURTS IN THE STATE OF NEW YORK. GUARANTOR HEREBY WAIVES THE RIGHT TO TRIAL BY JURY OF ANY MATTERS ARISING OUT OF THIS GUARANTY OR THE CONDUCT OF THE RELATIONSHIP BETWEEN LENDER AND GUARANTOR.

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         IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be duly executed and delivered as of the date first above written.

                                      GST USA, INC.



                                      By:  /s/ John Warta
                                           ------------------------------------
                                               John Warta
                                               President and
                                               Chief Executive Officer


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